CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-282190 on Form S-6 of our report dated October 18, 2024, relating to the financial statement of FT 11767, comprising UBS Yield at a Reasonable Price: Equity Advisory Group 2024, Series 4, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 18, 2024